SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: October 16, 2008
                        (Date of earliest event reported)

                                VASOMEDICAL, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


    Delaware                        0-18105                      11-2871434
--------------------------------------------------------------------------------
(State or other                  (Commission                   (IRS Employer
 jurisdiction of                 File Number)                  Identification
 incorporation)                                                   Number)


 180 Linden Avenue, Westbury, New York                             11590
 -------------------------------------                             -----
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number including area code               (516) 997-4600
                                                                --------------


                                 Not applicable
                                 --------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

     Item 5.02  Departure  of  Directors  or  Certain   Officers;   Election  of
          Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


     Effective October 16, 2008, Jun Ma, PhD, a director of the Company since June 2007, was appointed by the Board of Directors as its Chief Executive Officer and President, to serve at the pleasure of the Board. Mr. Ma's compensation will be at the annual rate of $100,000. Mr. Ma holds a BS degree in precision machinery and instrumentation from China University of Science and Technology, an MS degree in biomedical instrumentation from Shanghai University, and a PhD degree in mechanical engineering from Columbia University in the city of New York. He has been an associate professor in engineering at New York Institute of Technology since 1997 and an assistant professor from 1993 to 1997. Mr. Ma currently provides consulting services to several companies, including Kerns Manufacturing Corp. and Living Data Technology Corp., both of whom are shareholders of our Company. Mr. Ma replaces John C. K. Hui, PhD, who has been appointed Vice Chairman of the Board of Directors and Chief Technology Officer.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VASOMEDICAL, INC.


                                       By: /s/ Jun Ma
                                           -------------------------------------
                                           President and Chief Executive Officer

Dated:   October 16, 2008